Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL AND OPERATING RESULTS; INCREASES BASE DIVIDEND

Midland, TX (February 23, 2026) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback,” “we,” “our” or the “Company”) today announced financial and operating results for the fourth quarter and full year ended December 31, 2025.

FOURTH QUARTER 2025 HIGHLIGHTS

•Average oil production of 512.8 MBO/d (969.1 MBOE/d)
•Net cash provided by operating activities of $2.3 billion; Operating Cash Flow Before Working Capital Changes1 of $1.9 billion
•Cash capital expenditures of $943 million
•Free Cash Flow1 of $1.0 billion; Adjusted Free Cash Flow1 of $1.2 billion
•Repurchased 2.90 million shares of common stock for approximately $434 million at a weighted average price of $149.50 per share excluding excise tax; includes $305 million for the repurchase of 2.00 million shares from SGF FANG Holdings, LP ("SGF")
•Total return of capital of $734 million from stock repurchases and the declared Q4 2025 base dividend; represents 62% of Adjusted Free Cash Flow
•Increased annual base dividend by 5% to $4.20 per share; declared Q4 2025 base cash dividend of $1.05 per share payable on March 12, 2026; implies a 2.4% annualized yield based on February 20, 2026 closing share price of $176.01
•Repurchased $203 million in senior notes due 2051 & 2052 at 82.3% of par (~$167 million)
•Redeemed $950 million of principal on $1.5 billion term loan due 2027 ($550 million currently outstanding)
•Consolidated total debt and net debt as of December 31, 2025 of $14.7 billion and $14.6 billion, down 11% and 8% quarter over quarter, respectively

1 NON-GAAP DISCLOSURES
For a definition of Operating Cash Flow Before Working Capital Changes, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Net Income, Adjusted EBITDA, Adjusted Net Income per Diluted Share, Net Debt and reconciliations of such non-GAAP financial metrics to their respective most directly comparable GAAP metrics, please see “Non-GAAP Financial Measures” below.

FULL YEAR 2025 HIGHLIGHTS

•Average production of 497.2 MBO/d (921.0 MBOE/d)
•Net cash provided by operating activities of $8.8 billion; Operating Cash Flow Before Working Capital Changes of $9.1 billion
•Cash capital expenditures of $3.5 billion
•Free Cash Flow of $5.5 billion; Adjusted Free Cash Flow of $5.9 billion
•Repurchased 13.84 million shares of common stock for $2.0 billion, at a weighted average price of $145.26 per share excluding excise tax
•Total return of capital of $3.2 billion; represents 54% of Adjusted Free Cash Flow
•Declared total base-plus-variable dividends of $4.05 per share
•Generated $1.7 billion in cash proceeds from non-core asset sales
•Proved reserves as of December 31, 2025 of 3,618 MMBOE (49% oil), up 2% year over year; proved developed producing ("PDP") reserves of 2,521 MMBOE (47% oil), up 6% year over year

2026 GUIDANCE HIGHLIGHTS

•Full year 2026 oil production guidance of 500 - 510 MBO/d (926 - 962 MBOE/d)
•Full year 2026 cash capital expenditures guidance of $3.6 - $3.9 billion. Includes approximately $100 - $150 million of capital for exploratory development in the Barnett / Woodford and multiple tests to increase oil recoveries from the existing asset base
•The Company expects to complete between 5.9 - 6.3 million net lateral feet in 2026
•Q1 2026 oil production guidance of 502 - 512 MBO/d (930 - 966 MBOE/d)
•Q1 2026 cash capital expenditures guidance of $900 million - $975 million

RECENT HIGHLIGHTS

•Have repurchased 2.27 million shares of common stock in Q1 2026 (to date) for $371 million at a weighted average price of $163.60 per share excluding excise tax, which includes the repurchase of 2.00 million shares from SGF
•Viper Energy, Inc. (the Company’s publicly traded mineral and royalty subsidiary, "Viper") closed its non-Permian divestiture in February, generating $617 million of net proceeds that were used to fully repay its term loan due 2027 and the outstanding balance on its revolving credit facility

FOURTH QUARTER 2025 OPERATIONS UPDATE

The following tables provide a summary of Diamondback’s key operational updates:

Wells Drilled and Completed:

	Three Months Ended December 31, 2025				Year Ended December 31, 2025
	Drilled		Completed		Drilled		Completed
Area:	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Midland Basin	107	100	127	121	459	426	488	463
Delaware Basin	—	—	—	—	4	4	15	13
Total	107	100	127	121	463	430	503	476

Gross Wells Drilled and Completed By Zone:

	Three Months Ended December 31, 2025		Year Ended December 31, 2025
	Number of Wells Drilled	Number of Wells Completed	Number of Wells Drilled	Number of Wells Completed
Midland Basin:
Upper Spraberry	1	2	7	15
Middle Spraberry	12	19	36	51
Jo Mill	18	20	81	74
Lower Spraberry	20	32	93	109
Dean	5	4	18	26
Wolfcamp A	24	22	97	88
Wolfcamp B	22	22	105	102
Wolfcamp D	5	4	14	11
Barnett	—	2	8	12
Midland Basin Total	107	127	459	488

Delaware Basin:
2nd Bone Spring	—	—	—	2
3rd Bone Spring	—	—	3	8
Wolfcamp A	—	—	1	5
Delaware Basin Total	—	—	4	15

Total Company Operated	107	127	463	503

Average Completed Lateral Length (in feet)		12,474		12,138

Realized Average Prices:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Oil ($ per Bbl)	$58.00	$69.48	$64.04	$73.52
Natural gas ($ per Mcf)	$0.03	$0.48	$0.89	$0.32
Natural gas liquids ($ per Bbl)	$13.51	$19.27	$17.88	$18.99
Combined ($ per BOE)	$34.02	$42.71	$40.02	$46.12

Oil, hedged ($ per Bbl)(1)	$57.07	$68.72	$63.14	$72.68
Natural gas, hedged ($ per Mcf)(1)	$1.03	$0.82	$1.84	$0.91
Natural gas liquids, hedged ($ per Bbl)(1)	$13.51	$19.27	$17.88	$18.99
Average price, hedged ($ per BOE)(1)	$34.88	$42.76	$40.79	$46.38
(1) Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

Average Cash Costs per BOE:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Lease operating expenses	$5.91	$5.67	$5.55	$5.87
Production and ad valorem taxes	2.21	2.77	2.53	2.91
Gathering, processing and transportation expense	1.54	1.17	1.53	1.63
General and administrative - cash component	0.65	0.69	0.62	0.68
Total operating expense - cash	$10.31	$10.30	$10.23	$11.09

FINANCIAL UPDATE

Earnings Attributable to Diamondback Energy, Inc.:

	Three Months Ended December 31, 2025	Year Ended December 31, 2025
	(in millions, except per share amounts)
Net income (loss) attributable to Diamondback Energy, Inc.	$(1,458)	$1,664
Earnings (loss) per common share attributable to Diamondback Energy, Inc. - Diluted(1)	$(5.11)	$5.73
Adjusted net income(1)	$499	$3,874
Adjusted net income per common share - Diluted(1)	$1.74	$13.37
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) less the reallocation of $2 million and $8 million in earnings attributable to participating securities for the three months ended December 31, 2025 and year ended December 31, 2025, respectively, (iii) divided by diluted weighted average common shares outstanding for the respective periods.

Cash Capital Expenditures:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in millions)
Operated drilling and completion additions to oil and natural gas properties	$748	$832	$2,951	$2,617
Capital workovers, non-operated additions to oil and natural gas properties and science	130	2	335	15
Infrastructure, environmental and midstream additions	65	99	237	235
Total	$943	$933	$3,523	$2,867

Adjusted EBITDA and Free Cash Flow - Non-GAAP:

	Three Months Ended December 31, 2025	Year Ended December 31, 2025
	(in millions)
Net income (loss) attributable to Diamondback Energy, Inc.	$(1,458)	$1,664
Consolidated Adjusted EBITDA	$2,254	$10,281
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$2,021	$9,536
Net cash provided by operating activities	$2,343	$8,758
Free Cash Flow	$1,002	$5,549
Adjusted Free Cash Flow	$1,183	$5,892

Debt & Liquidity:

December 31, 2025
(in millions)
Standalone cash	$91
Borrowings outstanding under the credit facility	$—
Remaining availability under the credit facility	$2,500
Total standalone liquidity	$2,591
Consolidated total debt	$14,667
Consolidated total net debt	$14,563

RETURN OF CAPITAL UPDATE

Diamondback announced today that the Company’s Board of Directors (the "Board") declared a base cash dividend of $1.05 per common share for the fourth quarter of 2025 payable on March 12, 2026, to stockholders of record at the close of business on March 5, 2026.

Diamondback's share repurchase authorization totals $8.0 billion (excluding excise tax), with $2.3 billion remaining as of February 20, 2026. The Company expects to continue repurchases opportunistically using cash on hand, free cash flow and potential asset sale proceeds. The program has no time limit and may be suspended, modified or discontinued at the Board’s discretion. Repurchases may be executed in privately negotiated or open-market transactions, consistent with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable regulatory and legal requirements and other factors. All shares repurchased will be retired.

On November 28, 2025, Diamondback entered into a letter agreement with SGF under which SGF may (but is not obligated to) sell up to 3.0 million shares of Diamondback common stock to Diamondback per calendar quarter through December 31, 2026 at the most recent NASDAQ closing price prior to each transaction (subject to the agreement’s terms).

The table below summarizes Diamondback’s return of capital program, including dividends and share repurchases, with future actions subject to Board approval.

	Q4 2025	Q1 2026 to date	Cumulative
	(in millions, except per share amounts, shares in thousands)
Base dividend	$1.05
Shares repurchased	2,904	2,267	40,688
Weighted average repurchase price	$149.50	$163.60	$140.24
Total repurchase cost	$434	$371	$5,707

Total return of capital	$734
Return of capital % free cash flow	73%
Return of capital % adjusted free cash flow	62%

RESERVES

Estimates of Diamondback's proved reserves as of December 31, 2025 were prepared by Diamondback's internal reservoir engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm.

The table below presents the realized prices as adjusted for differentials and contractual arrangements utilized in the computation of future cash inflows and the reference prices in accordance with applicable rules of the Securities and Exchange Commission.

Realized and Reference Prices:

	December 31,
	2025	2024
Realized Prices:
Oil (per Bbl)	$64.99	$76.15
Natural gas (per Mcf)	$1.32	$0.54
Natural gas liquids (per Bbl)	$18.87	$22.02

Reference Prices:
Oil (per Bbl)	$65.34	$75.48
Natural gas (per Mmbtu)	$3.39	$2.13

Proved Reserves:

	Year Ended December 31,
	2025	% of Proved Reserves	2024	% of Proved Reserves	% Change YoY
	(in MMBOE, except percentages)
Proved developed reserves	2,521	70%	2,385	67%	6%
Proved undeveloped reserves	1,097	30%	1,172	33%	(6)%
Proved reserves	3,618	100%	3,557	100%	2%

Proved undeveloped ("PUD") reserves are comprised of 1,351 horizontal locations in which we have a working interest, of which 1,321 are in the Midland Basin.

Estimated Proved Reserves:

	Oil (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total MBOE
As of December 31, 2024	1,761,049	5,024,915	958,881	3,557,416
Extensions and discoveries	306,431	765,623	144,884	578,919
Revisions of previous estimates	(173,561)	(253,282)	(88,310)	(304,085)
Purchase of reserves in place	99,239	268,935	44,547	188,609
Divestitures	(37,276)	(84,515)	(15,463)	(66,825)
Production	(181,462)	(447,855)	(80,073)	(336,178)
As of December 31, 2025	1,774,420	5,273,821	964,466	3,617,856

2025 Reserve Statistics:

(in MBOE, except percentages)
Net proved reserve additions	396,618
Reserve replacement ratio(1)	118%
Organic reserve replacement ratio(2)	82%
(1) Defined as the sum of extensions and discoveries, revisions, purchases and divestitures, divided by annual production.
(2) Defined as the sum of extensions and discoveries and revisions, divided by annual production.

Extensions and discoveries of reserves totaling 579 MMBOE were the primary contributor to the increase in reserves followed by net purchases of reserves totaling 122 MMBOE, with downward revisions of 304 MMBOE. PDP extensions were the result of 1,571 new wells in which the Company has an interest, and PUD extensions were the result of 582 new locations in which the Company has a working interest. Net purchases of reserves of 122 MMBOE were the net result of acquisitions of 189 MMBOE and divestitures of 67 MMBOE. Downward revisions of 304 MMBOE were primarily the result of negative revisions of 130 MMBOE associated with lower commodity prices, 129 MMBOE primarily due to PUD downgrades related to changes in the corporate development plan and 45 MMBOE primarily due to performance revisions. Divestitures of 67 MMBOE related primarily to non-core Delaware Basin assets.

The SEC PUD guidelines allow a company to book PUD reserves associated with projects that are to occur within the next five years. With its current development plan, the Company expects to continue its strong PUD conversion ratio in 2026 by converting an estimated 38% of its PUDs to a Proved Developed category, and develop approximately 89% of the consolidated 2025 year-end PUD reserves by the end of 2028.

Costs Incurred in Oil and Natural Gas Activities:

	Year Ended December 31,
	2025	2024	2023
	(in millions, except BOE amounts)
Acquisition costs:
Proved properties	$4,608	$21,275	$1,314
Unproved properties	5,226	15,568	1,701
Development costs	3,613	2,992	1,962
Exploration costs	212	194	768
Total	$13,659	$40,029	$5,745

PD F&D costs per BOE(1)	$8.52	$10.51	$9.73
(1) Defined as exploration and development costs, excluding midstream, divided by the sum of reserves associated with transfers from proved undeveloped reserves at year-end 2024 including any associated revisions in 2025 and extensions and discoveries placed on production during 2025.

2026 GUIDANCE

Below is Diamondback and Viper's guidance for the full year 2026, which includes first quarter production and capital guidance.

	2026 Guidance	2026 Guidance
	Diamondback Energy, Inc.	Viper Energy, Inc.

2026 Net production - MBOE/d	926 - 962	120.0 - 132.0
2026 Oil production - MBO/d	500 - 510	61.0 - 67.0
Q1 2026 Oil production - MBO/d (total - MBOE/d)	502 - 512 (930 - 966)	62.5 - 64.5 (124.0 - 128.0)

Unit costs ($/BOE)
Lease operating expenses, including workovers	$5.90 - $6.40
G&A
Cash G&A	$0.55 - $0.70	$0.70 - $0.90
Non-cash equity-based compensation	$0.20 - $0.30	$0.10 - $0.20
DD&A	$14.50 - $15.50	$17.50 - $19.50
Interest expense (net of interest income)	$0.70 - $0.90	$1.90 - $2.40
Gathering, processing and transportation	$1.50 - $1.70

Production and ad valorem taxes (% of revenue)	~7%	~7%
Corporate tax rate (% of pre-tax income)	23%
Cash tax rate (% of pre-tax income)(1)	18% - 21%	27% - 30%
Q1 2026 Cash taxes ($ - million)(2)	$180 - $240	$17.0 - $23.0

Cash Capital Budget ($ - million)
Operated drilling and completion	$3,050 - $3,270
2026 Total capital expenditures (3)	$3,600 - $3,900
Q1 2026 Capital expenditures	$900 - $975

Average lateral length (Ft.)	~12,900'
Net lateral footage completed (1,000's of Ft.)	5,900' - 6,300'
(1) Pre-tax income attributable to the Company is a non-GAAP measure. We are not able to forecast the most directly comparable GAAP measure - Income (loss) before income taxes - due to high variability and difficulty in predicting certain items that affect Income (loss) before income taxes, such as future commodity prices, pace of and costs of developing, producing and operating our interests in oil and natural gas properties, future changes in interest rates and various other business factors impacting our financial results.
(2) Excludes tax impact from Viper's asset divestitures closed in the first quarter of 2026.
(3) Includes non-operated drilling and completion, capital workovers, science, infrastructure, midstream and environmental.

CONFERENCE CALL

Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the fourth quarter of 2025 on Tuesday, February 24, 2026 at 8:00 a.m. CT. Access to the webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site. Investors and others should note that Diamondback announces material financial and operational information to our investors using our investor relations website, press releases, SEC filings and public conference calls and webcasts. The information we post through our investor relations website may be deemed material. Accordingly, investors should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the Endeavor merger, the Double Eagle Acquisition, the 2025 drop down and the Sitio Acquisition recently completed by Viper and other acquisitions, divestitures or reorganizations); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: geopolitics and market conditions, including changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers and any resulting trade tensions; actions taken by the members of OPEC and its non-OPEC allies (OPEC+) affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments; changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates, inflation rates, and instability in the financial markets; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change, changing political and social perspectives on climate change and other environmental, social and governance factors, and risks from our publicly disclosed targets related to sustainability and emissions reduction initiatives; challenges in developing our existing leasehold acreage and finding, developing or acquiring additional reserves; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water disposal well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin; significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges; conditions in the capital, financial and credit markets, including the availability and pricing of capital for acquisitions, exploration and development operations; challenges with employee retention and an increasingly competitive labor market; changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services; changes in safety, health, environmental, tax and other regulations or requirements (including those addressing air emissions, water management, or the impact of global climate change); security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business; lack of, or disruption in, access to adequate and reliable electrical power, internet and telecommunication infrastructure, information and computer systems, transportation, processing, storage and other facilities for our oil, natural gas and natural gas liquids; failures or delays in achieving expected reserve or production levels from existing and future oil and natural gas developments, including due to operating hazards, drilling risks, or the inherent uncertainties in predicting reserve and reservoir performance; inability to keep pace with technological developments in our industry; failure to meet our obligations under our oil purchase contracts; loss of one or more customers or their inability to meet their obligations; geographical concentration of our primary operations; risks from our return of capital commitment, and uncertainties over our future dividends and share repurchases; difficulty in obtaining necessary approvals and permits; severe weather conditions and natural disasters; changes in the financial strength of counterparties to our credit facilities and hedging contracts; our substantial indebtedness and restrictions to our operating and financial flexibility; changes in our credit rating; failure to identify, complete and successfully integrate acquisitions, including the recently completed Double Eagle Acquisition and Viper’s Sitio Acquisition; the Endeavor stockholders’ ability to significantly influence our business and potential conflicts of interest; and other risks described in Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 26, 2025, and those risks disclosed in its subsequent filings on Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this release or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Oil, natural gas and natural gas liquid sales	$3,033	$3,471	$13,453	$10,100
Sales of purchased oil	308	225	1,476	923
Other operating income	35	15	97	43
Total revenues	3,376	3,711	15,026	11,066
Costs and expenses:
Lease operating expenses	527	461	1,865	1,286
Production and ad valorem taxes	197	225	851	638
Gathering, processing and transportation	137	95	515	356
Purchased oil expense	306	225	1,474	921
Depreciation, depletion, amortization and accretion	1,389	1,156	5,038	2,850
Impairment of oil and natural gas properties	3,652	—	3,652	—
General and administrative expenses	78	72	288	213
Other operating expenses, net	(128)	65	77	406
Total costs and expenses	6,158	2,299	13,760	6,670
Income (loss) from operations	(2,782)	1,412	1,266	4,396
Other income (expense):
Interest expense, net	(78)	(34)	(244)	(135)
Other income (expense), net	302	(9)	455	101
Gain (loss) on derivative instruments, net	192	36	341	137
Gain (loss) on extinguishment of debt, net	33	—	56	2
Total other income (expense), net	449	(7)	608	105
Income (loss) before income taxes	(2,333)	1,405	1,874	4,501
Provision for (benefit from) income taxes	(567)	115	327	800
Net income (loss)	(1,766)	1,290	1,547	3,701
Net income (loss) attributable to non-controlling interest	(308)	216	(117)	363
Net income (loss) attributable to Diamondback Energy, Inc.	$(1,458)	$1,074	$1,664	$3,338

Earnings (loss) per common share:
Basic	$(5.11)	$3.67	$5.73	$15.53
Diluted	$(5.11)	$3.67	$5.73	$15.53
Weighted average common shares outstanding:
Basic	285,789	291,851	289,079	213,545
Diluted	285,789	291,851	289,079	213,545

Diamondback Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents ($13 million and $27 million related to Viper)	$104	$161
Restricted cash	2	3
Accounts receivable:
Joint interest and other, net	258	198
Oil and natural gas sales, net ($262 million and $149 million related to Viper)	1,128	1,387
Inventories	86	116
Prepaid expenses and other current assets ($50 million and $31 million related to Viper)	337	245
Total current assets	1,915	2,110
Property and equipment:
Oil and natural gas properties:
Proved properties ($9,746 million and $3,533 million related to Viper)	71,588	59,574
Unproved properties ($4,910 million and $2,180 million related to Viper)	23,941	22,666
Other property, equipment and land	874	1,440
Accumulated depletion, depreciation, amortization and impairment ($2,455 million and $1,081 million related to Viper)	(27,782)	(19,208)
Property and equipment, net	68,621	64,472
Other assets	523	710
Total assets	$71,059	$67,292
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued capital expenditures	1,168	943
Current maturities of debt	763	900
Other accrued liabilities	1,108	1,020
Revenues and royalties payable	1,397	1,491
Derivative instruments	15	43
Income taxes payable	149	414
Total current liabilities	4,600	4,811
Long-term debt ($2,186 million and $1,083 million related to Viper)	13,726	12,075
Deferred income taxes	9,141	9,826
Other long-term liabilities	625	718
Total liabilities	28,092	27,430
Stockholders’ equity:
Common stock, $0.01 par value; 800,000,000 shares authorized; 284,594,908 and 290,984,373 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	32,236	33,501
Retained earnings (accumulated deficit)	4,740	4,238
Accumulated other comprehensive income (loss)	(7)	(6)
Total Diamondback Energy, Inc. stockholders’ equity	36,972	37,736
Non-controlling interest	5,995	2,126
Total equity	42,967	39,862
Total liabilities and stockholders’ equity	$71,059	$67,292

Diamondback Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$(1,766)	$1,290	$1,547	$3,701
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	(754)	(165)	(519)	15
Depreciation, depletion, amortization and accretion	1,389	1,156	5,038	2,850
Impairment of oil and natural gas properties	3,652	—	3,652	—
(Gain) loss on extinguishment of debt	(33)	—	(56)	(2)
(Gain) loss on derivative instruments, net	(192)	(36)	(341)	(137)
Cash received (paid) on settlement of derivative instruments	73	(15)	181	(51)
Other	(424)	30	(430)	133
Changes in operating assets and liabilities:
Accounts receivable	248	(103)	386	(42)
Accounts payable and accrued liabilities	12	114	(343)	(376)
Income taxes payable	116	138	(399)	87
Revenues and royalties payable	(13)	59	15	168
Other	35	(127)	27	67
Net cash provided by (used in) operating activities	2,343	2,341	8,758	6,413
Cash flows from investing activities:
Additions to oil and natural gas properties	(943)	(933)	(3,523)	(2,867)
Property acquisitions	(527)	(926)	(5,938)	(8,920)
Proceeds from sale of assets	1,356	8	1,670	467
Other	(4)	(4)	(18)	99
Net cash provided by (used in) investing activities	(118)	(1,855)	(7,809)	(11,221)
Cash flows from financing activities:
Proceeds from debt	2,020	2,190	15,042	9,875
Repayment of debt	(3,747)	(2,144)	(13,467)	(3,502)
Repurchased shares under repurchase program	(129)	(402)	(1,705)	(959)
Repurchased shares - related party	(305)	—	(305)	—
Proceeds from partial sale of investment in Viper	—	—	—	451
Net proceeds from Viper’s issuance of common stock	—	—	1,232	476
Dividends paid to stockholders	(286)	(262)	(1,156)	(1,578)
Dividends/distributions to non-controlling interest	(127)	(70)	(382)	(227)
Other	(97)	(7)	(266)	(149)
Net cash provided by (used in) financing activities	(2,671)	(695)	(1,007)	4,387
Net increase (decrease) in cash, cash equivalents and restricted cash	(446)	(209)	(58)	(421)
Cash, cash equivalents and restricted cash at beginning of period	552	373	164	585
Cash, cash equivalents and restricted cash at end of period	$106	$164	$106	$164

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Production Data:
Oil (MBbls)	47,174	43,785	181,462	123,325
Natural gas (MMcf)	121,805	107,249	447,855	275,680
Natural gas liquids (MBbls)	21,684	19,615	80,073	49,700
Combined volumes (MBOE)(1)	89,159	81,275	336,178	218,972

Daily oil volumes (BO/d)	512,761	475,924	497,156	336,954
Daily combined volumes (BOE/d)	969,120	883,424	921,036	598,284

Average Prices:
Oil ($ per Bbl)	$58.00	$69.48	$64.04	$73.52
Natural gas ($ per Mcf)	$0.03	$0.48	$0.89	$0.32
Natural gas liquids ($ per Bbl)	$13.51	$19.27	$17.88	$18.99
Combined ($ per BOE)	$34.02	$42.71	$40.02	$46.12

Oil, hedged ($ per Bbl)(2)	$57.07	$68.72	$63.14	$72.68
Natural gas, hedged ($ per Mcf)(2)	$1.03	$0.82	$1.84	$0.91
Natural gas liquids, hedged ($ per Bbl)(2)	$13.51	$19.27	$17.88	$18.99
Average price, hedged ($ per BOE)(2)	$34.88	$42.76	$40.79	$46.38

Average Cash Costs ($/BOE):
Lease operating expenses	$5.91	$5.67	$5.55	$5.87
Production and ad valorem taxes	2.21	2.77	2.53	2.91
Gathering, processing and transportation expense	1.54	1.17	1.53	1.63
General and administrative - cash component	0.65	0.69	0.62	0.68
Total operating expense - cash	$10.31	$10.30	$10.23	$11.09

General and administrative - non-cash component	$0.22	$0.20	$0.24	$0.30
Depreciation, depletion, amortization and accretion	$15.58	$14.22	$14.99	$13.02
Interest expense, net	$0.87	$0.42	$0.73	$0.62
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, (gain) loss on extinguishment of debt, impairment of oil and natural gas properties, non-cash equity-based compensation expense, capitalized equity-based compensation expense, other non-cash transactions and provision for (benefit from) income taxes. Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income (loss) to determine Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Further, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss) attributable to Diamondback Energy, Inc.	$(1,458)	$1,074	$1,664	$3,338
Net income (loss) attributable to non-controlling interest	(308)	216	(117)	363
Net income (loss)	(1,766)	1,290	1,547	3,701
Non-cash (gain) loss on derivative instruments, net	(119)	(51)	(160)	(188)
Interest expense, net	78	34	244	135
Depreciation, depletion, amortization and accretion	1,389	1,156	5,038	2,850
Depreciation and interest expense related to equity method investments	17	30	84	91
(Gain) loss on extinguishment of debt	(33)	—	(56)	(2)
Impairment of oil and natural gas properties	3,652	—	3,652	—
Non-cash equity-based compensation expense	29	24	114	95
Capitalized equity-based compensation expense	(9)	(8)	(33)	(30)
Other non-cash transactions	(417)	32	(476)	241
Provision for (benefit from) income taxes	(567)	115	327	800
Consolidated Adjusted EBITDA	2,254	2,622	10,281	7,693
Less: Adjustment for non-controlling interest	233	118	745	411
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$2,021	$2,504	$9,536	$7,282

ADJUSTED NET INCOME
Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, impairment of oil and natural gas properties, other non-cash transactions and related income tax adjustments. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors. Further, in order to allow investors to compare the Company's performance across periods, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods.
The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP measure of adjusted net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended		Year Ended
	December 31, 2025		December 31, 2025
	Amounts	Amounts Per Diluted Share	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.(1)	$(1,458)	$(5.11)	$1,664	$5.73
Net income (loss) attributable to non-controlling interest	(308)	(1.08)	(117)	(0.41)
Net income (loss)(1)	(1,766)	(6.19)	1,547	5.32
Non-cash (gain) loss on derivative instruments, net	(119)	(0.42)	(160)	(0.55)
(Gain) loss on extinguishment of debt	(33)	(0.12)	(56)	(0.19)
Impairment of oil and natural gas properties	3,652	12.78	3,652	12.63
Other non-cash transactions	(417)	(1.45)	(476)	(1.65)
Adjusted net income excluding above items(1)	1,317	4.60	4,507	15.56
Income tax adjustment for above items	(749)	(2.62)	(516)	(1.78)
Adjusted net income(1)	568	1.98	3,991	13.78
Less: Adjusted net income attributable to non-controlling interest	69	0.24	117	0.41
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$499	$1.74	$3,874	$13.37

Weighted average common shares outstanding:
Basic		285,789		289,079
Diluted		285,789		289,079
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) less the reallocation of $2 million and $8 million in earnings attributable to participating securities for the three months ended December 31, 2025 and the year ended December 31, 2025, respectively, (iii) divided by diluted weighted average common shares outstanding for the respective periods.

OPERATING CASH FLOW BEFORE WORKING CAPITAL CHANGES, FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

Operating cash flow before working capital changes, which is a non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in working capital. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because changes in working capital relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as cash flow from operating activities before changes in working capital in excess of cash capital expenditures. The Company defines Adjusted Free Cash Flow, which is a non-GAAP financial measure, as Free Cash Flow before the tax impact from divestitures, merger and transaction expenses, costs of early termination of derivatives and settlements of any treasury locks. The Company believes that Free Cash Flow and Adjusted Free Cash Flow are useful to investors as they provide a measure to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis, adjusted, as applicable, for non-recurring impacts from divestitures, merger and transaction expenses, the early termination of derivative contracts and settlements of treasury locks. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of liquidity. The Company's computation of Free Cash Flow may not be comparable to other similarly titled measures of other companies. Currently, the Board has approved a return of capital commitment of at least 50% of Adjusted Free Cash Flow to the Company's stockholders through repurchases under the share repurchase program, base dividends and variable dividends.

The following tables present a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measure of operating cash flow before working capital changes and to the non-GAAP measures of Free Cash Flow and Adjusted Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow Before Working Capital Changes, Free Cash Flow and Adjusted Free Cash Flow
(unaudited, in millions)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$2,343	$2,341	$8,758	$6,413
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	248	(103)	386	(42)
Accounts payable and accrued liabilities	12	114	(343)	(376)
Income taxes payable	116	138	(399)	87
Revenues and royalties payable	(13)	59	15	168
Other	35	(127)	27	67
Total working capital changes	398	81	(314)	(96)
Operating cash flow before working capital changes	1,945	2,260	9,072	6,509
Additions to oil and natural gas properties	(943)	(933)	(3,523)	(2,867)
Total Cash CAPEX	(943)	(933)	(3,523)	(2,867)
Free Cash Flow	1,002	1,327	5,549	3,642
Tax impact from divestitures(1)	170	—	170	—
Merger and transaction expenses(2)	11	30	105	303
Early termination of derivatives	—	—	67	37
Treasury locks	—	—	1	25
Adjusted Free Cash Flow	$1,183	$1,357	$5,892	$4,007
(1) Includes the tax impact for the disposal of certain non-core assets.
(2) Includes $6 million and $31 million of Viper's transaction expenses related to the Sitio Acquisition and the Drop Down for the three months ended December 31, 2025 and year ended December 31, 2025, respectively.

NET DEBT

The Company defines the non-GAAP measure of net debt as total debt (excluding debt issuance costs, discounts, premiums and unamortized basis adjustments) less cash and cash equivalents and restricted cash that has been irrevocably deposited for the redemption of principal amounts of outstanding senior notes. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Diamondback Energy, Inc.
Net Debt
(unaudited, in millions)

	December 31, 2025	Net Q4 Principal Borrowings/(Repayments)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(in millions)
Diamondback Energy, Inc.(1)	$12,462	$(1,330)	$13,792	$14,212	$13,269	$12,069
Viper Energy, Inc.(1)	2,205	(435)	2,640	1,105	830	1,091
Total debt	14,667	$(1,765)	16,432	15,317	14,099	13,160
Cash and cash equivalents	(104)		(539)	(219)	(1,816)	(161)
Net debt	$14,563		$15,893	$15,098	$12,283	$12,999
(1)    Excludes debt issuance costs, discounts, premiums and unamortized basis adjustments.

DERIVATIVES

As of February 20, 2026, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q1 2026	Q2 2026	Q3 2026	Q4 2026
Long Puts - Crude Brent Oil	36,000	37,000	20,000	—
Long Put Price ($/Bbl)	$53.13	$52.50	$52.50	—
Deferred Premium ($/Bbl)	$-1.73	$-1.70	$-1.60	—
Long Puts - WTI (Magellan East Houston)	95,000	110,000	55,000	—
Long Put Price ($/Bbl)	$51.13	$50.00	$50.00	—
Deferred Premium ($/Bbl)	$-1.66	$-1.58	$-1.49	—
Long Puts - WTI (Cushing)	185,000	165,000	135,000	70,000
Long Put Price ($/Bbl)	$51.73	$49.77	$51.02	$50.00
Deferred Premium ($/Bbl)	$-1.64	$-1.65	$-1.30	$-1.25
Basis Swaps - WTI (Midland)	35,000	45,000	40,000	40,000
	$0.94	$0.92	$0.91	$0.91
Roll Swaps - WTI	—	10,000	10,000	10,000
	—	$0.50	$0.50	$0.50

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q1 2026	Q2 2026	Q3 2026	Q4 2026	FY 2027
Costless Collars - Henry Hub	840,000	840,000	840,000	840,000	680,000
Floor Price ($/Mmbtu)	$2.87	$2.87	$2.87	$2.87	$2.89
Ceiling Price ($/Mmbtu)	$6.35	$6.35	$6.35	$6.35	$6.38
Natural Gas Basis Swaps - Waha Hub	650,000	650,000	650,000	650,000	360,000
	$-1.81	$-1.87	$-1.87	$-1.75	$-1.26
Natural Gas Basis Swaps - Houston Ship Channel	100,000	100,000	100,000	100,000	220,000
	$-0.35	$-0.35	$-0.35	$-0.35	$-0.27

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com